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Appendix Outside Legal and Consulting Activities Employee hereby discloses that he currently provides legal and consulting services to Nova Ukraine, a California nonprofit public benefit corporation recognized as a tax- exempt organization under Section 501(c)(3) of the Internal Revenue Code (www.novaukraine.org). Employee requests approval from the Board of Directors of Nauticus Robotics, Inc. to continue providing such services. Employee confirms that: - All services provided to Nova Ukraine will be performed on Employee’s personal time and will not interfere with Employee’s duties, responsibilities, or obligations to Nauticus Robotics, Inc. - Employee will not use any confidential or proprietary information of Nauticus Robotics, Inc. in connection with such services. - Employee will not utilize Nauticus Robotics, Inc. resources, personnel, or equipment in performing such services. - Employee does not anticipate any conflict of interest arising from these activities and will promptly disclose any potential conflict should one arise. Employee reaffirms that his primary professional focus, loyalty, and fiduciary duties will remain with Nauticus Robotics, Inc. By executing this Appendix, the parties acknowledge this disclosure and agreeto permit Employee to continue providing such services under the conditions set forth above. Accepted and Approved: NAUTICUS ROBOTICS, INC. By: ___________________________ Name: Title: Date: EMPLOYEE: ___________________________ Michael A. Ferrier Date: 3/26/26